Exhibit 99.2

EXECUTION COPY

SEPARATION AND GENERAL RELEASE AGREEMENT

This SEPARATION AND GENERAL RELEASE AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into by and between John S. Rego (“Executive”) and Vonage Holdings Corp., (defined herein to include its affiliates, subsidiaries, predecessors and successors and hereinafter referred to as “Vonage” or the “Company”), effective as of February 23, 2010 (the “Effective Date”). Executive and Vonage are hereinafter referred to as the “Parties.”

WHEREAS, Executive has been employed by Vonage as its Chief Financial Officer pursuant to the Parties’ employment agreement, dated as of January 1, 2009, which agreement was amended January 29, 2010 (the employment agreement, together with the amendment thereto, the “Employment Agreement”);

WHEREAS, the Parties have agreed that the Executive’s employment with the Company will cease;

WHEREAS, Executive, as Chief Financial Officer of the Company, plays an integral role in the management and functioning of the Company;

WHEREAS, the Company desires to incentivize Executive to continue his employment with the Company for a period of time in order to assist the Company in the performance of key tasks and to ensure an efficient and orderly transition to a new Chief Financial Officer;

WHEREAS, Executive has expressed a willingness to continue his employment with the Company for a period of time, including through the Company’s filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the engagement of and transition to a new Chief Financial Officer;

WHEREAS, the Company and Executive have agreed to enter into this Agreement in order to establish the terms and conditions of Executive’s cessation of employment with the Company and performance of services during the above referenced transition period;

WHEREAS, Vonage and Executive have read this Agreement and have had the opportunity to review it with their respective legal counsel.

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

1. Termination of Employment And Company Positions. Executive’s employment with the Company and Executive’s membership on any and all Vonage boards of directors, boards of trustees and/or executive or management committees (collectively, “Service”) shall terminate five (5) days following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009

(the “Termination Date”); provided, that the Company may, in its sole discretion, elect to terminate Executive’s Service at any date before or after such date (but in no event later than May 31, 2010), in which case such other date shall be deemed Executive’s Termination Date.

2. No Additional Salary. Executive agrees that Vonage has no obligation to make, and will not make, any additional salary payments to Executive that have not already been paid, except for any earned but unpaid amounts owed to Executive through and including the Termination Date, including any “Other Accrued Compensation and Benefits” as defined in Section 4(a) of the Employment Agreement (which amount includes Executive’s accrued but unpaid vacation days, which the parties hereto acknowledge would be equal to $32,307.52 as of February 28, 2010) payable in a lump sum as provided in Section 4(b) of the Employment Agreement. Any further entitlement that Executive may have to compensation or benefit shall be exclusively governed by the terms of this Agreement.

3. No Admission. Nothing contained in this Agreement nor the fact that the Parties have signed this Agreement shall be construed as an admission of any wrongdoing by either Party, and all such liability is expressly denied.

4. General Release and Waiver of Claims.

(a) In accordance with Section 4(b)(ii) of the Employment Agreement, in exchange for the consideration provided for in this Agreement, and as a material inducement to both Parties entering into this Agreement, Executive, for himself, his heirs, executors, administrators, trustees, legal representatives, successors and assigns (hereinafter, collectively referenced for purposes of this Paragraph 4 as “Executive”), hereby irrevocably and unconditionally waives, releases and forever discharges Vonage and its past, present and future affiliates and related entities, parent and subsidiary corporations, divisions, shareholders, predecessors, officers, directors, trustees, employees, attorneys, fiduciaries, administrators, executives, agents, representatives, successors and assigns (hereinafter collectively referred to for purposes of this Paragraph 4 as “Vonage”) from any and all waivable claims, charges, demands, sums of money, actions, rights, promises, agreements, causes of action, obligations and liabilities of any kind or nature whatsoever, at law or in equity, whether known or unknown, existing or contingent, suspected or unsuspected, apparent or concealed, foreign or domestic (hereinafter collectively referred to as “claims”) which he has now or in the future may claim to have against Vonage based upon or arising out of any facts, acts, conduct, omissions, transactions, occurrences, contracts, claims, events, causes, matters or things of any conceivable kind or character whatsoever from the beginning of time through and including the Termination Date, including any claims arising out of or relating to Executive’s employment with the Company or the termination thereof. Such claims include, but are not limited to, claims arising under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the

Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq.; the Equal Pay Act of 1963, 29 U.S.C. § 206(d); Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1681 et seq.; the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq.; any other federal, state or local statutory laws including, but not limited to, the New Jersey Law Against Discrimination, the New Jersey Wage Payment Law, the New Jersey Family Leave Act, the New Jersey Worker Health and Safety Act, the New Jersey Occupational Safety and Health Laws, and the New Jersey Conscientious Employee Protection Act, all as amended; the common law of the State of New Jersey; any claim under any local ordinance, including, but not limited to, any ordinance addressing fair employment practices; any common law claims, including but not limited to actions in tort, defamation and breach of contract; any claim or damage under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; and any and all claims for counsel fees and costs.

(b) To the fullest extent permitted by law, and subject to the provisions of Paragraphs 4(d) and 4(e) below, Executive represents and affirms that he has not filed or caused to be filed on his behalf any claim for relief against Vonage (as defined in Paragraph 4(a) above) and, to the best of his knowledge and belief, no outstanding claims for relief have been filed or asserted against Vonage (as defined in Paragraph 4(a) above) on his behalf.

(c) Executive represents and affirms that, as of the date hereof, no facts or circumstances exist that would prevent him from properly executing and delivering certifications of the Chief Financial Officer of the Company, including, without limitation, representation letters to the auditors and certifications required by applicable securities laws and the Company’s credit agreements, as and when required.

(d) In waiving and releasing any and all waivable claims whether or not now known, Executive understands that this means that, if he later discovers facts different from or in addition to those facts currently known by him, or believed by him to be true, the waivers and releases of this Agreement will remain effective in all respects — despite such different or additional facts and his later discovery of such facts, even if he would not have agreed to this Agreement if he had prior knowledge of such facts.

(e) Nothing in this Paragraph 4, or elsewhere in this Agreement, prevents or prohibits Executive from filing a claim with a government agency, such as the U.S. Equal Employment Opportunity Commission, that is responsible for enforcing a law on behalf of the government. However, Executive understands that, because Executive is waiving and releasing, among other things, any and all claims for monetary damages and any other form of personal relief, Executive may only seek and receive non-monetary forms of relief through any such claim.

(f) Nothing in this Paragraph 4, or elsewhere in this Agreement, is intended as, or shall be deemed or operate as, a release by Executive of his rights under the Parties’ Indemnification Agreement, dated as of May 19, 2006, as amended from time to time (the “Indemnification Agreement”), or any other rights to indemnification relating to his performance of services as an officer and/or director of Vonage, including, but not limited, to those rights to indemnification set forth in Vonage’s Certificate of Incorporation as in effect on the date hereof. Furthermore, nothing herein shall affect Executive’s rights to any compensation or benefits that were earned by Executive or that vested as of and including the Termination Date as set forth in Paragraph 2 above or Executive’s right to enforce the terms of this Agreement in accordance with Paragraph 12 below.

5. Consideration and Post-Employment Benefits.

(a) For and in consideration of the undertakings of Executive set forth herein, pursuant to Section 4(b) of the Employment Agreement, and subject to Paragraph 14 below, Vonage agrees that it will pay or provide the following to Executive:

(i) Executive’s earned but unpaid 2009 target annual bonus, in the amount of $324,000, which shall be paid on March 15, 2010;

(ii) a pro rata portion of Executive’s 2010 annual bonus covering the period from January 1, 2010 through the Termination Date, based on the Company’s performance pursuant to the terms of the Company’s annual bonus program, which amount shall be paid on March 15, 2011, as provided in Section 4(b)(i)(A) of the Employment Agreement;

(iii) $300,000.00, which represents an amount equal to Executive’s annual base salary (at the rate in effect on the Termination Date) and which shall be payable in accordance with Section 4(b)(i)(B) of the Employment Agreement; provided, however, that Executive and the Company acknowledge and agree that Executive is a “specified employee” for purposes of Section 409A and that such payments shall be made in accordance with Section 22(b) of the Employment Agreement;

(iv) Executive’s out-of-pocket costs for group medical, dental and vision continuation coverage premiums on behalf of himself and his dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for up to eighteen months following the Termination Date, provided that Executive and his dependents are eligible and remain eligible for COBRA coverage during said eighteen month period; and provided, further, that in the event that Executive receives group health coverage from a subsequent employer (in which event, Executive shall promptly notify Vonage in writing), such continuation of coverage by Vonage hereunder shall immediately cease.

(v) At the request of Executive, reimbursement to Executive of an amount not to exceed $50,000.00 for outplacement services incurred by Executive for Executive during the 12 month period following the Termination Date. The Company shall reimburse such outplacement services payments within thirty (30) days of

Executive’s submission for reimbursement of proper proof of payment, which Executive shall submit to the Company within thirty (30) days of incurring said expense, subject to Section 22 of the Employment Agreement.

(vi) Reimbursement to Executive of an amount not to exceed $15,000.00 for reasonably documented legal fees incurred by Executive in connection with the negotiation of this Agreement, payable as a lump sum to Executive within thirty (30) days of Executive’s submission for reimbursement of proper proof of payment, which, along with the reasonable documentation of such legal fees, Executive shall submit to the Company within thirty (30) days of incurring said expense, subject to Section 22 of the Employment Agreement.

(b) For purposes of clarification, the Company shall not be required to make or provide any of the payments, reimbursements, and benefits set forth in Paragraph 5(a) above unless the Executive executes and delivers the Agreement to the Company and the Agreement has become effective and irrevocable in its entirety on or prior to the sixtieth (60th) day following the Termination Date.

(c) Notwithstanding anything to the contrary herein, if Executive at any time breaches Section 5, Section 6, or Section 7 of the Employment Agreement; the Parties’ Confidentiality Agreement, executed as of May 24, 2002; and/or the Parties’ Noncompete Agreement, dated November 12, 2003 (all of which are expressly incorporated by reference into this Agreement and form a part of this Agreement), Executive shall no longer be eligible or entitled, as of the first date of such breach, to receive the payments and benefits described in Paragraph 5(a) above, and any and all obligations of Vonage with respect to such payments and benefits shall immediately cease. Moreover, subject to the Company’s written demand to the Executive upon any such breach by Executive, Executive agrees to immediately and fully repay to the Company all payments and benefits previously paid or awarded to Executive pursuant to Paragraph 5(a) above.

(d) Subject to Executive’s execution and delivery of the Agreement to the Company and the Agreement becoming effective and irrevocable in its entirety on or prior to the sixtieth (60th) day following the Termination Date, any equity incentive awards granted to the Executive under the 2001 Stock Incentive Plan of Vonage Holdings Corp., as amended, and the Vonage Holdings Corp. 2006 Incentive Plan (together, the “Equity Plans”) and outstanding as of the Termination Date shall continue to vest through the Termination Date, subject to the terms of the individual award agreements, the Equity Plans, and Section 3(c) of the Employment Agreement, at which time any unvested stock awards shall be forfeited and vested stock awards shall remain outstanding and exercisable pursuant to the terms thereof; provided, however, that, the minimum exercise period for any vested stock option shall be no less than twelve (12) months from the Termination Date; provided, further, that in no event shall the exercise period for any such stock option continue beyond the earlier of the latest date upon which the stock option could have expired by its original terms under any circumstances or the tenth (10th) anniversary of the original date of grant of the award. Any “incentive stock option” the period of exercisability of which is extended hereunder is intended to, and shall be hereafter treated as, a “nonqualified stock option” under the relevant Equity Plan.

6. Prior Agreements. This Agreement supersedes all prior agreements entered into by Vonage and Executive, except for the following, which are expressly incorporated by reference herein and constitute a part of this Agreement: (1) Sections 5 through 11 and Section 22 of the Employment Agreement, mutatis mutandis, which terms survive the termination of the Employment Agreement pursuant to Section 17 thereof; (2) the Parties’ Confidentiality Agreement, executed as of May 24, 2002, which was incorporated by reference into the Employment Agreement as Exhibit A; (3) the Parties’ Noncompete Agreement, dated November 12, 2003, which was incorporated by reference into the Employment Agreement as Exhibit B; (4) the Equity Plans; and (5) the Parties’ Indemnification Agreement, dated as of May 19, 2006.

7. Resignation from Directorships and Officerships. In accordance with Section 4(e) of the Employment Agreement, as of the Termination Date, Executive shall resign from (i) any directorship or officership that Executive held at any time with Vonage, and (ii) all fiduciary positions (including as a trustee) Executive held with respect to any employee benefit plans or trusts established by Vonage. Executive agrees to execute all documents as reasonably requested by the Company to effectuate such resignations.

8. Non-disparagement of Executive; Confidentiality of Agreement.

(a) For a period of two (2) years after the date hereof, the Company shall cause its Chief Executive Officer and its Senior Leadership Team (defined as persons directly reporting to Company’s Chief Executive Officer) to refrain from making, directly or indirectly, any derogatory comments concerning Executive. Notwithstanding the foregoing, any truthful statement made to comply with law or regulation (including, without limitation, in any public filing or similar disclosure ) or in any response to questions or other requests for information (including, litigation, arbitration and governmental investigations, or requests from investors) shall be deemed not to violate the obligations of the Company under this provision.

(b) Executive agrees to keep secret and strictly confidential the terms of this Agreement (except to the extent this Agreement is publicly filed by Vonage) and represents and warrants that he will not disclose, make known, discuss or relay any information concerning this Agreement, or any of the discussions leading up to this Agreement, to anyone (other than members of his immediate family, accountants or attorneys who have first agreed to keep said information confidential and to not disclose it to others), and that he has not done so. The foregoing shall not prohibit or restrict such disclosure as required by law or in connection with the Company’s filings with the Securities and Exchange Commission or any other governmental or regulatory body, or as may be necessary for the prosecution or defense of claims relating to the performance or enforcement of this Agreement, or prohibit or restrict Executive or Vonage from responding to any such inquiry about this settlement or its underlying facts and circumstances by the Securities and Exchange Commission, the New York Stock Exchange, any other self regulatory organization, or in response to a duly served and effective subpoena or discovery request in the course of any litigation. Prior to making any disclosure other than to his immediate family, accountants or attorneys as set forth in this Paragraph 8, Executive shall provide Vonage with immediate notice that he has been requested or compelled to make such disclosure and shall at all times fully cooperate with Vonage in seeking to maintain the confidentiality of this Agreement to the greatest extent permitted by law. Nothing herein shall be construed to prohibit Vonage from making such disclosures (including filing this Agreement as an exhibit to a report) as are required under the federal securities laws of the United States.

9. Return of Property and Documents. On the Termination Date, Executive shall immediately return to Vonage all Vonage property (including, without limitation, any and all computers, BlackBerries, identification cards, card key passes, corporate credit cards, corporate phone cards, files, memoranda, keys and software) in Executive’s possession and he shall not retain any duplicates or reproductions of such items. Executive further agrees that, on the Termination Date, he shall deliver to Vonage all copies of any Confidential Information (as defined in the Parties’ Confidentiality Agreement, executed as of May 24, 2002) in his possession, custody or control and has destroyed all copies of any analyses, compilations, studies or other documents in his possession, custody or control that contain any Confidential Information (whether in electronic or paper form). Notwithstanding the foregoing, Executive shall maintain ownership and use of his rolodex and other address books, and Vonage agrees to cooperate with Executive in the transfer to Executive of cell phone and BlackBerry numbers used by Executive if such numbers are registered in Vonage’s name.

10. Notices. Any notice required, permitted, or desired to be given pursuant to any of the provisions of the Agreement shall be deemed to have been sufficiently given or served for all purposes when telecopied, when delivered by hand or received by registered or certified mail, postage prepaid, or by nationally recognized overnight courier service addressed to the party to receive such notice at the following address or any other address substituted therefor by notice pursuant to these provisions:

If to the Company, at:

Vonage Holdings Corp.

23 Main Street

Holmdel, New Jersey 07733

Attention: Chief Legal Officer

with courtesy copies (which shall not constitute service) to:

Jeffrey S. Klein

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

If to the Executive to, at:

John S. Rego

at the last address on record with Vonage

with courtesy copies (which shall not constitute service) to:

Sara Champion

Vedder Price, P.C.

1633 Broadway, 47th Floor

New York, NY 10019

11. Severability. If any term, provision or part of this Agreement shall be determined to be in conflict with any applicable federal, state or other governmental law or regulation or otherwise shall be invalid or unlawful, such term, provision or part shall continue in effect to the extent permitted by such law or regulation. Such invalidity, unenforceability or unlawfulness shall not affect or impair any other terms, provisions and parts of this Agreement not in conflict, invalid or unlawful, and such terms, provisions and parts shall continue in full force and effect and remain binding upon the parties hereto. To the extent applicable under this Agreement, the Parties further agree that any invalid or unenforceable provision of this Agreement (including all provisions incorporated by reference herein) shall be limited or modified to the extent necessary to render it enforceable, and to the extent that any arbitration panel or court of competent jurisdiction determines that any provision of this Agreement is unreasonable in any respect, such arbitration panel or court may limit or modify said provision to render it reasonable and shall specifically enforce the Agreement as so limited or modified.

12. Choice of Law; Arbitration. This Agreement shall be governed in accordance with the laws of the State of New Jersey and federal law, as applicable, without regard to any conflict of laws principles. In accordance with this Paragraph 12 and except as set forth in Paragraph 13 below, the Parties hereby agree that any dispute, controversy or claim arising out of, connected with and/or otherwise relating to this Agreement, the employment relationship between Executive and the Company, or the arbitrability of any controversy or claim, will be finally settled by binding arbitration. The Parties hereby knowingly and voluntarily waive any rights that they may have to a jury trial for any such disputes, controversies or claims. The Parties agree to resolve any dispute arising out of this Agreement before the American Arbitration Association (the “AAA”) in accordance with the AAA’s then existing Commercial Arbitration Rules. In the event that Executive files any pleading outside the confines of the arbitration set forth in this Paragraph 12, the Panel shall order the withdrawal of the pleading and order Executive to pay the attorneys’ fees and costs that the Company incurs in seeking the withdrawal of the pleading. The arbitration shall be administered by the AAA and the hearing shall be conducted in New Jersey before three neutral arbitrators, each of whom must have been admitted to the practice of law for at least ten years (the “Panel”). Each

Party further agrees to pay its or his own arbitration costs, attorneys’ fees, and expenses. The Panel shall be authorized to award reasonable attorneys’ fees to the prevailing party, which decision of the Panel will be final, conclusive, unappealable and binding on the Parties. The arbitration proceeding shall be confidential except that any arbitration award may be filed in a court of competent jurisdiction by either party for the purpose of enforcing the award, and the Company may disclose the details of the arbitration as required by law.

13. Injunctive Relief. Notwithstanding anything to the contrary in Paragraph 12 hereof, the Parties acknowledge and agree that any violation of Sections 5, 6, 7, or 10 of the Employment Agreement, the Parties’ Confidentiality Agreement, or the Parties’ Noncompete Agreement will result in immediate irreparable and continuing harm to the Company for which there is no adequate remedy at law. Accordingly, the Parties acknowledge and agree that the Company shall, without the need to post a bond, be entitled to obtain injunctive and other equitable relief, in addition to any other remedies available to the Company, in connection with any such alleged breach by the Executive. For purposes of this Paragraph 13, the Parties consent to the exclusive jurisdiction of the federal and state courts of New Jersey.

14. Acknowledgement of Waiver of Claims Under ADEA:

(a) Executive acknowledges that in Paragraph 4(a) of this Agreement Executive is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that Executive’s waiver and release of such rights is knowing and voluntary. Executive further acknowledges that the consideration given for the ADEA waiver and release under this Agreement is in addition to anything of value to which Executive was already entitled.

(b) Executive acknowledges that he has been advised by this writing that:

(i) Executive should and has consulted with an attorney prior to executing this Agreement;

(ii) Executive has up to twenty-one (21) days within which to consider this ADEA waiver and release;

(iii) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this ADEA waiver and release;

(iv) the ADEA waiver and release shall not be effective until the revocation period has expired; and

(v) the twenty-one (21) day period set forth above shall run from the date Executive receives this Agreement. The Parties agree that any modifications made to this Agreement prior to its execution shall not restart, or otherwise affect, this twenty-one day consideration period.

Executive further agrees and acknowledges that in the event Executive revokes his ADEA waiver and release in accordance with this Paragraph 14, Executive’s general release of claims (pursuant to Paragraph 4(a) of this Agreement) shall no longer include any release or waiver of claims under the ADEA but shall otherwise remain in full force and effect as to all non-ADEA claims released and/or waived therein. In the event that Executive revokes his ADEA waiver and release in accordance with this Paragraph 14, Executive further agrees and acknowledges that he shall not be entitled to the pro rata portion of Executive’s 2010 annual bonus as detailed in Paragraph 5(a)(1) of this Agreement.

15. Modification of Agreement. No provision of this Agreement may be modified, altered, waived or discharged unless such modification, alteration, waiver or discharge is agreed to in writing and signed by the Parties hereto. No waiver by either Party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

16. Cooperation. After the Termination Date, Executive shall continue to furnish such information as may be in his possession to, and cooperate with, the Company as may reasonably be requested by the Company in the orderly transfer of his responsibilities to other Company employees or in connection with any litigation or other proceeding, investigation or regulatory proceeding in which the Company is or may be involved or a party and which involve any facts that arose at any time during the course of Executive’s service to the Company. Executive specifically agrees to continue to cooperate reasonably with the Company after the Termination Date in the defense of any underwriters’ claims pursuant to an initial public offering, any dispute with the Company’s lenders under any existing credit agreements, any other pending litigation to which the Company is a party, or any other litigation in the future involving the Company involving facts or circumstances about which Executive had involvement or personal knowledge. Executive shall not be entitled to any compensation for any such cooperation as the consideration set forth in Paragraph 5 is intended to cover such cooperation and the Employer would not be entering into this Agreement without Executive’s agreement to cooperate. Notwithstanding the foregoing, the Company shall reimburse Executive for all reasonable out-of-pocket travel and lodging expenses incurred pursuant to this Paragraph 16 upon receipt of appropriate documentation and in accordance with the Company’s applicable policies.

17. Further Assurances: Executive hereby agrees to execute and deliver, or to cause to be executed and delivered, all such instruments and to take all such action as the Company may reasonably request from time to time in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement, or as otherwise may be requested by the Company, to comply with any of its legal and/or regulatory obligations, including, but not limited to, filing of the Company’s Annual Report on

Form 10-K for the fiscal year ended December 31, 2009 and the Executive’s delivery of any certifications or representation letters related thereto as well as any and all certifications to the Company’s existing lenders and in connection with the Company’s anticipated debt refinancing. From the date hereof through the Termination Date, Executive shall provide all services as reasonably requested by the Company and shall use best efforts to assist the Company in a certain debt refinancing project and to assist in transitioning the Company’s new chief financial officer to the Company.

18. Withholding. Vonage may withhold from amounts payable or benefits provided under this Agreement any and all federal, state and local taxes that are required to be withheld and reported by any applicable laws and regulations. Vonage may also withhold and report any amounts necessary pursuant to the benefit plans, policies or arrangements of Vonage or otherwise, in accordance with any applicable Vonage policies, laws and/or regulations.

19. Entire Agreement; Headings. Other than as set forth in Paragraph 6 hereof, this Agreement sets forth the entire agreement between the Parties hereto and any and all prior and contemporaneous agreements, discussions or understandings between the Parties pertaining to the subject matter hereof, including relating to severance payments or compensation, have been and are merged into and superseded by this Agreement. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

20. Miscellaneous. This Agreement contains the entire understanding between the parties. There are no other representations, agreements or understandings, oral or written, between the parties relating to the subject matter of this Agreement. This Agreement may be executed in counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto. This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their administrators, representatives, agents, executors, successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Separation and General Release Agreement as of the date first written above.

VONAGE HOLDINGS CORP.

By:	/s/ Marc P. Lefar
Name:	Marc P. Lefar
Title:	Chief Executive Officer

EXECUTIVE

/s/ John S. Rego
John S. Rego

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